Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-238965, 333-232595, 333-228335, 333-224886, 333-218080, 333-203728, 333-188002, 333-175696, 333-160377, 333-133963, 333-98841, and 333-258305 on Form S-8 of our reports dated March 4, 2022, relating to the financial statements of Westwood Holdings Group, Inc, appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Dallas, Texas
March 4, 2022